EXHIBIT 32

SECTION 13a-14(b) CERTIFICATION CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Leisure Direct, Inc.

A signed original of this written statement required by Section 906 has been provided to LD Holdings, Inc. and will be retained by LD Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 21, 2011	Name: /s/ John R. Ayling
John R. Ayling
Title: Chief Executive Officer